Exhibit 11

M/A-COM, INC. AND SUBSIDIARIES
Calculation of Earnings Per Share
(in thousands, except per share amounts)

                                                          FISCAL YEAR
                                                   ---------------------------
                                                   1994       1993      1992
                                                   ---------------------------
Calculation of primary earnings per common share:
   Income (loss) from continuing operations          3,392    (22,507)   8,933
   Income (loss) from discontinued operations            -      1,000    3,064
   Income (loss) from cumulative effect              3,300          -        -
                                                    --------------------------
   Net income (loss)                                 6,692    (21,507)  11,997

   Weighted average shares outstanding              25,623     24,401   24,114
   Incremental common stock equivalents
      various employee plans                           363          -        -
                                                    --------------------------
       Total shares - primary                       25,986     24,401   24,114
                                                    ==========================
Primary earnings per share: (1)
   Income (loss) from continuing operations          $0.13     ($0.92)   $0.37
   Income (loss) from discontinued operations            -      $0.04    $0.13
   Income (loss) from cumulative effect              $0.13          -        -
                                                    --------------------------
   Net income (loss) per share                       $0.26     ($0.88)   $0.50

Calculation of fully diluted earnings per common
 share:
   Income (loss) from continuing operations          3,392    (22,507)   8,933
   Reduction of interest expense, net of
   income taxes, assuming conversion of
   debentures                                        6,090      6,090    4,776
                                                    --------------------------
   Income (loss) from continuing operations -
    fully diluted basis                              9,482    (16,417)  13,709
                                                    --------------------------
   Income (loss) from discontinued operations            -      1,000    3,064
   Reduction of interest expense, net of
    income taxes, assuming conversion of
    debentures                                           -          -      218
                                                    --------------------------
   Income (loss) from discontinued operations -
    fully diluted basis                                  0      1,000    3,282
                                                    --------------------------
   Cumulative effect of a change in accounting       3,300          -        -
                                                    --------------------------
Net income (loss)                                   12,782    (15,417)  16,991






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
   Weighted average shares outstanding              25,623     24,401   24,114
   Incremental shares:
    Common stock equivalents from
     various employee plans                            363          -        -
     Conversion of debentures                        1,804      1,804    1,804
                                                    --------------------------
    Total shares - fully diluted                    27,790     26,205   25,918
                                                    ==========================
Fully diluted earnings per share: (1)
   Income (loss) from continuing operations          $0.37     ($0.63)   $0.53
   Income (loss) from discontinued operations        $0.00      $0.04    $0.13
   Income (loss) from cumulative effect              $0.13          -        -
                                                    --------------------------
    Net income (loss) per share                      $0.50     ($0.59)   $0.66
                                                    ==========================

(1) Earning per share for 1993 has been computed using only the weighted average shares due to the net loss.







































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